UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the registrant  ☒                             Filed by a party other than the registrant  ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive proxy statement

☒	Definitive additional materials

☐	Soliciting material pursuant to Rule 14a-12

RUSSELL INVESTMENT COMPANY

(Name of Registrant as Specified in its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1.	Title of each class of securities to which transaction applies:
	2.	Aggregate number of securities to which transaction applies:
	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	4.	Proposed maximum aggregate value of transaction:
	5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid:
	2.	Form, Schedule or Registration Statement No.:
	3.	Filing Party:
	4.	Date Filed:

Shareholder Name

Address

Address

Address

Reference Number:

WE NEED YOUR VOTE – PLEASE VOTE TODAY!

PLEASE VOTE YOUR MUTUAL FUND SHARES IN ORDER TO MEET THE MINIMUM NUMBER REQUIRED TO HOLD THE RUSSELL INVESTMENT COMPANY SPECIAL SHAREHOLDER MEETING ON MAY 24, 2016.

WE DON’T WANT TO ADJOURN THE MEETING AGAIN FOR NOT REACHING QUORUM.

Your vote is critical no matter how many shares you own.

Your proxy may be voted in one of three ways:

●	Abstain – shares will be counted as present to meet quorum requirements to hold the shareholder meeting and will abstain from voting on the proposal as detailed in the proxy statement.

●	For – shares will be voted for the proposal as detailed in the proxy statement.

●	Against – shares will be voted against the proposal as detailed in the proxy statement.

Call 1-844-700-1478 (toll free) and provide the reference number above.

●	Monday – Thursday – between 9:00 a.m. and 10:00 p.m., EDT
●	Friday – between 9:00 a.m. and 6:00 p.m., EDT
●	Saturday – between 10:00 a.m. and 6:00 p.m., EDT
●	Sunday – between 12:00 p.m. and 6:00 p.m., EDT

When you call this number, you will speak with a representative of Boston Financial Data Services, the firm assisting Russell Investment Company in gathering votes.

Thank you!

RFS 17337